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                                                                   Exhibit 10(h)

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT, dated this 28th day of June, 1993, is made by and between Dennis
C. Berglund, resident of the State of Missouri ("Executive"), and Century Acceptance Corporation, a Delaware corporation ("Employer") any corporation, partnership association or other entity to which Employer is sold, acquired by or merged. The successor shall also be defined as "Employer."

                                    RECITALS

     A. Employer is a consumer finance company which principal office is located in Kansas City, Missouri, known as Century Acceptance Corporation.

     B. Executive desires to be employed by Employer, and Employer desires to employ Executive under the terms set forth herein.

                                    AGREEMENT

     In consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged by Executive and Employer, the parties hereto agree as follows:

     1. EMPLOYMENT AND TERM OF EMPLOYMENT. Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the term commencing on June 28, 1993 and continuing until June 27, 1996, unless sooner terminated as provided in Section 5. After the initial term hereof, this Agreement shall continue on a month-to-month basis until terminated under Section 5.

     2. DUTIES AND AUTHORITY. Subject to Employer's lenders' approval, which shall be obtained no later than July 15, 1993, Executive's principal duties shall be that of President and Chief Executive Officer and Director of the business of Employer located in Missouri.

     3. COMPENSATION. During the term of this Agreement, Employer shall pay to Executive the following compensation:

     3.01 SALARY. Executive shall be paid the following annual salary payable in accordance with the policies established by Employer from time to time but no less than every (2) weeks:

     June 28, 1993 to June 27, 1994          $140,000.00
     June 28, 1994 to June 27, 1995          $160,000.00
     June 28, 1995 to June 27, 1996          $180,000.00

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     3.02  FRINGE BENEFITS.  Executive will be entitled to the following fringe benefits:

          (a) Employer will offer Executive group health insurance, life insurance and other fringe benefit programs which are currently available to its employees;

          (b) Employer will include Executive in Employer's profit sharing plan on a basis comparable to that provided for Executives of the Corporation;

          (c) Employer shall provide the use of a 1992 Lincoln Town car which is currently being leased by Employer. Executive will have the option after the lease has matured for a period of 30 months to obtain a new model leased car with a value of a new model Lincoln Town car equipped comparably to the 1992 model.

          (d)  Executive shall be entitled to Four (4) weeks paid vacation.

     3.03 BONUS. Executive shall be paid a bonus, if earned, based upon annual pre-tax profit on the following schedule:

     $        0.00 - $500,000.00                  0%
     $  500,001.00 - $1,000,000.00                3%
     $1,000,001.00 - $2,000,000.00                5%
     Over $2,500,000.00                           7%

     Bonus to be paid annually upon completion of the year end audit and shall accrue on a pro-rata basis and shall be paid to Executive within ninety (90) days of Executive's termination.

     Executive, at Executive's option, may elect to defer the payment of earned bonus.

     3.04 REIMBURSEMENT OF EXPENSES. Employer shall reimburse Executive for ordinary, necessary and reasonable business expenses incurred to conduct or promote Employer's business, including travel and entertainment, provided Executive submits supporting documentation, made at or near the time the expenditure was incurred, indicating (a) the amount of the expenditure, (b) the time, place and nature of the expenditure, (c) the business reason for or the benefit derived or expected to be derived from the expenditure, and (d) the name and other appropriate information concerning any other person entertained or otherwise deriving a direct benefit from such expenditure.

     4.  NONDISCLOSURE.  Executive hereby covenants and agrees as follows:



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     4.01 CONFIDENTIALITY.  Executive acknowledges that as a result of his employment by Employer, Executive has used and acquired and, in the future, will use and acquire knowledge and information used by Employer in its business and which is not generally available to the public ("Confidential Information"), including, without limitation, Employer's systems, procedures, manuals, confidential reports, lists of clients, suppliers and manufacturers with which Employer has business relations, services, methods used and preferred by its customers, the pricing structure of its existing contemplated products and services formulas, compositions and copyrights. As a material inducement to Employer to enter into this Agreement, and to pay to Executive the compensation set forth herein, Executive agrees that Executive shall not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by Employer to receive Confidential Information and then only if use by such person is for Employer's benefit.

     5.   TERMINATION.  This Agreement shall terminate as follows:

     5.01 DEATH  On the date of Executive's death.

     5.02 DISABILITY. At Employer's option, upon Executive's disability effective on the day Executive receives notice from Employer that Employer is exercising its option granted by this Section to terminate this Agreement. "Disability" as used in this Agreement shall mean Executive's inability, because of sickness or other incapacity, whether physical or mental, to perform Executive's duties under this Agreement for a period in excess of One Hundred Eighty (180) consecutive days.

     5.03 WRONGFUL CONDUCT. On the day Executive commits any act of dishonesty toward Employer, theft of corporate property or unethical business conduct or is convicted of any misdemeanor or felony involving dishonest, immoral or unethical conduct.

     5.04 BREACH OF EMPLOYEE. Upon failure by Executive to comply with the provisions of Section 2 hereof.

     5.05 RESIGNATION OR BREACH. On the date Executive resigns or either party hereto commits any act which is a material breach of this Agreement.

     5.06 NOTICE. Thirty (30) days after receipt of written notice from either party.

     6.   PAYMENTS UPON TERMINATION.

     6.01 TERMINATION UPON DEATH, DISABILITY OR AFTER INITIAL TERM. Upon the termination of this Agreement pursuant to Sections 5.01, 5.02 and 5.06, and provided Executive has not breached this Agreement, Employer shall pay, or cause to be



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paid, to Executive, Executive's designated beneficiary or Executive's legal representative.

          (a) Three months severance pay if terminated during the first year of this Agreement. Six months severance pay if terminated in years two or three of this Agreement; and

          (b) All ordinary, necessary and reasonable business expenses incurred by Executive prior to termination of this Agreement.

     6.02 TERMINATION FOR BREACH BY EXECUTIVE. Upon termination of this Agreement pursuant to Section 5.03, 5.04 or 5.05, where Executive is the breaching party, Employer shall not be obligated to pay Executive any sums.

     6.03 PAYMENT OF AMOUNTS DUE UPON TERMINATION. If Executive is entitled to payment of base salary, fringe benefits and business expenses upon termination of this Agreement, Employer shall make such payments within the ordinary course of Employer's business and pursuant to the terms hereof.

     7. CONFLICT OF INTEREST. During the term of this Agreement, Executive shall not, directly or indirectly, have any interest in any business which is a supplier of Employer without the express written consent of Employer's Board of Directors. Such interest shall include, without limitation, an interest as a partner, officer, director, stockholder, advisor or employee of such a supplier. An ownership interest of less than five percent (5%) in a supplier whose stock is publicly held or regularly traded shall not be a violation of this Paragraph.

     8.   GENERAL PROVISIONS.

     8.01 LOCATION OF EMPLOYMENT. Executive's principal office shall be located at 1100 Main Street, Suite 2350, Kansas City, Missouri.

     8.02 ASSIGNMENT. Neither party may assign any of the rights or obligations under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

     8.03 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties' heirs, successors and assigns, to the extent allowed herein.



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     8.04 SEVERABILITY.  The provisions of this Agreement are severable.  The invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of any other part of this Agreement.

     8.05 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to Executive's employment by Employer.

     8.06 WAIVER. Waiver of any provisions of this Agreement or any breach thereof by either party shall not be construed to be a waiver of any other provision or any subsequent breach of this Agreement.

     8.07 NOTICES. Any notice or other communication required or permitted herein shall be sufficiently given if delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to:

     Employer:      Century Acceptance Corporation
                    c/o CenCor, Inc.
                    1100 Main Street, Suite 2350
                    Kansas City, Missouri  64105
                    Attn:  Jack L. Brozman, Chairman

     Executive:     Dennis C. Berglund
                    5331 NW 60th Street
                    Kansas City, Missouri  64151

or such other address as shall be furnished in writing by any such party. Any notice sent by the above-described method shall be deemed to have been received on the date personally delivered or so mailed. Notices sent by any other method shall be deemed to have been received when actually received by the addressee or its or his authorized agent.

     8.08 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Missouri. The parties agree to submit irrevocably to the jurisdiction of the courts of the State of Missouri.

     8.09 ATTORNEY FEES. In the event of any litigation between the parties arising out of or relating to this Agreement, the prevailing parties shall be entitled to a court award of attorney fees and litigation costs from the losing party for all trial and appellate proceedings, as well as for all post-judgment collection proceedings.



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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                             EXECUTIVE:

                                             DENNIS C. BERGLUND



                                             /s/ Dennis C. Berglund
                                             --------------------------------

                                             EMPLOYER:

                                             CENTURY ACCEPTANCE CORPORATION


                                             /s/ Jack L. Brozman
                                             --------------------------------
                                             Jack L. Brozman, Chairman




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